Exhibit 10.13
INDEMNITY AGREEMENT
This Agreement is made as of the _______ day of _____________, 2018, between TIFFANY & CO., a Delaware corporation (the “Corporation”) and the undersigned (the “Indemnitee”), with reference to the following facts:
A.     The Indemnitee is currently serving as a director and/or has in the past served as, is currently serving as or in the future may serve as an officer, director, partner, employee, agent, trustee or fiduciary (a “Company Agent”) of (i) the Corporation, (ii) one or more corporations, limited liability companies, partnerships or joint ventures now or hereafter owned, whether wholly or partially, directly or indirectly, by the Corporation (hereinafter referred to collectively as “Subsidiaries”), (iii) one or more employee benefit plans, pension plans or trusts (hereinafter referred to collectively as “Plans”) sponsored or maintained by the Corporation or any of the Subsidiaries for the benefit of its or their employees and/or (iv) the other corporations, limited liability companies, partnerships, joint ventures, associations, enterprises or organizations listed on Schedule A (which Schedule may be amended from time to time by agreement of the parties hereto) hereto (hereinafter an “Other Enterprise”). In each such case with respect to service to a Subsidiary, Plan or Other Enterprise, the Indemnitee is so serving at the request of the Corporation.
B.     The By-Laws of the Corporation require indemnification of directors and officers of the Corporation and such directors and officers who, at the request of the Corporation, serve as Company Agents of another corporation, partnership, joint venture, limited liability company, trust or other enterprise to the fullest extent permitted by the laws of the State of Delaware.
C.     The indemnification provisions of Section 145 of the Delaware General Corporation Law and of the By-Laws of the Corporation specifically provide that they are not exclusive and thereby contemplate that agreements may be entered into between the Corporation and Company Agents with respect to the indemnification of such persons, and the Board of Directors of the Corporation (the “Board”) has authorized the Corporation to enter into such indemnification agreements.
D.     In addition to the indemnification to which the Indemnitee may be entitled pursuant to the Certificate of Incorporation or By-Laws of the Corporation or this Agreement, and as additional consideration for the Indemnitee's service, the Corporation furnishes at its expense directors' and officers' liability insurance (“D&O Insurance”) protecting the Indemnitee in connection with such service.
E.     Recent developments with respect to the cost, terms and availability of D&O Insurance and with respect to the application, amendment and enforcement of statutory and by-law indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded thereby.
F.     In recent years, litigation seeking to impose liability on directors and officers of corporations, particularly publicly held corporations, has become commonplace. Such litigation is extremely expensive to defend, with defense costs frequently amounting to hundreds of thousands, and sometimes millions, of dollars. In many cases, costs of defense far exceed the means of individual defendants, even if they are ultimately vindicated on the issue of individual liability or wrongdoing. In addition, in view of the costs and uncertainties of litigation, it is often prudent to settle such claims. While settlements are frequently for only a small fraction of the amount claimed, they may nonetheless exceed the financial resources of individual defendants. Finally, the specter of possible liability for millions of dollars based on novel or unforeseen interpretations of law can be a significant deterrent to persons accepting positions of responsibility with a public corporation.
G.     The Corporation desires that the Indemnitee remain free in his or her service to the Corporation, or to any Subsidiary, Plan or Other Enterprise, to exercise his or her best judgment in the performance of his or her duties without undue concern for litigation claims for damages arising out of or related to the performance of such duties and expenses related thereto.
NOW THEREFORE, in order to induce the Indemnitee to continue to serve at the request of the Corporation as a Company Agent of the Corporation or any Subsidiary, Plan or Other Enterprise, and, in consideration for his or her continued service, the Corporation hereby agrees to indemnify the Indemnitee as follows:
1.     Indemnification of the Indemnitee.
1.1     General Indemnity Obligation. The Corporation hereby agrees to hold harmless and indemnify the Indemnitee, subject to Sections 1.3 and 2 hereof, for any amount which the Indemnitee is or becomes legally obligated to pay in connection with any claim or claims made against him or her, arising out of any act, omission or neglect or breach of duty, including, without limitation, any actual or alleged error or any misstatement or misleading statement, which the Indemnitee commits, suffers or permits to occur while acting in any capacity as a Company Agent of the Corporation or any Subsidiary, Plan or Other Enterprise, in any such case, whether the basis of such Proceeding, as such term is hereinafter defined, is alleged action or inaction in an official capacity as such Company Agent or in any other capacity while serving as a Company Agent and, also in any such case, whether or not the Indemnitee is acting or serving in such Capacity at the date hereof, at the time liability is incurred or at the time the claim is asserted. The payments which the Corporation shall be obligated to make hereunder shall include, inter alia, all damages, liabilities, losses, costs, charges, expenses (including fees and disbursements of attorneys, accountants and other experts), judgments, penalties, fines, excise taxes (including excise taxes arising under the Employment Retirement Income Security Act (“ERISA”)), costs of attachment or similar bonds, amounts paid or to be paid in settlement and such other amounts that are reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or satisfaction of any threatened, pending or completed action, suit, claim, investigation, inquiry, arbitration, alternative dispute mechanism or proceeding (whether civil, criminal, administrative or investigative and whether before a court or arbitrator or before or involving a governmental, administrative or private entity), including without limitation an action by or in the right of the Corporation, and appeals therefrom (a “Proceeding”).
1.2     Indemnification for Serving as Witness. Notwithstanding any other provision of this Agreement, the Corporation shall indemnify the Indemnitee against all costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts)

reasonably incurred by the Indemnitee in connection with the preparation to serve or service as a witness in any Proceeding to which the Indemnitee is not a party if such actual or proposed service as a witness arose by reason of the Indemnitee serving, or having served, as a Company Agent of the Corporation or any Subsidiary, Plan or Other Enterprise.
1.3     Affirmative Actions By the Indemnitee. Notwithstanding anything herein to the contrary, except as provided in Section 6 with respect to Proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify the Indemnitee in connection with a Proceeding (or a part thereof) initiated by the Indemnitee only if such Proceeding (or part thereof) was authorized or is later ratified by the Board.
1.4     Payment of Indemnification. The Corporation will from time to time pay to the Indemnitee amounts to which he or she is entitled under the terms of this Agreement notwithstanding the fact that the Indemnitee is entitled to be indemnified pursuant to any D&O Insurance purchased and maintained by the Corporation or by any Subsidiary, Plan or Other Enterprise for the benefit of the Indemnitee or is otherwise entitled to indemnification from any other source, provided the Indemnitee complies with Sections 4 and 5 hereof.
2.     Limitations of the Indemnity
(a)     No indemnity shall be paid by the Corporation pursuant to the provisions of this Agreement if, prior to the date of payment thereof, a final determination that such indemnification is not lawful shall have been made pursuant to Section 6 hereof. Additionally, any payment to which any Indemnitee would otherwise be entitled under this Agreement shall be offset by the amount of any payments made to the Indemnitee in respect of the indemnifiable claim pursuant to D&O Insurance or by the Corporation or by any Subsidiary, Plan or Other Enterprise other than pursuant to this Agreement.
(b)    In addition, no indemnity shall be paid by the Corporation pursuant to
Section 1.1 or 6 hereof:
(i)     in respect of a claim based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he or she was not legally entitled;
(ii)     for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934;
(iii)     on account of the Indemnitee's conduct if and only if it has been finally determined pursuant to Section 6 hereof that (A) the Indemnitee committed acts of active and deliberate dishonesty with actual dishonest purpose and intent and (B) such acts are material or were material to the cause of action against the Indemnitee with respect to which indemnification is sought hereunder; or
(iv)     in respect of a claim based upon or attributable to any action or omission by the Company Indemnitee for which the Company Indemnitee would be liable under Section 174 of the Delaware General Corporation Law.

3.     Advancement and Repayment of Expenses. Costs, charges and expenses (including fees and disbursements of attorneys, accountants and other experts) reasonably incurred by the Indemnitee (i) in defending or investigating a Proceeding as set forth in Section 1.1 hereof, (ii) in preparing to serve or serving as a witness in any Proceeding under Section 1.2 hereof, (iii) in connection with any Action (as defined below) initiated pursuant to Section 6 hereof or (iv) in connection with any cooperation provided by Indemnitee pursuant to Section 6.6(c) or 7.4 hereof, shall be paid by the Corporation promptly following written notice to the Corporation in accordance with Section 6(a) and, in any event, no later than 20 calendar days after receipt of such notice, notwithstanding that such notice is provided in advance of the final disposition of such matter, provided the Indemnitee shall undertake in writing to repay any such advances (other than advances in respect of costs, charges and expenses incurred under Sections 6.6(c) or 7.4 hereof and, in the case of costs, charges or expenses incurred in connection with an Action initiated pursuant to Section 6 hereof, solely to the extent that such costs, charges and expenses may be required to be repaid to the Corporation as set forth in such Section) in the event that a final determination pursuant to Section 6 hereof is made that the Indemnitee is not entitled to indemnification under this Agreement.
4.     Subrogation. In the event of any payment under this Agreement to or on behalf of the Indemnitee, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person other than the Corporation or the Indemnitee in respect of the claim giving rise to such payment and the Indemnitee shall execute all papers reasonably required and shall do every thing reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Corporation effectively to bring suit to enforce such rights.
5.     Notification and Defense of Claim. The Indemnitee shall give to the Corporation notice in writing as soon as practicable of any claim made against him or her for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Tiffany & Co., 200 Fifth Avenue, New York, New York 10010, attention: General Counsel (or such other address as the Corporation shall designate in writing to the Indemnitee). Failure of the Indemnitee to give such notice shall not relieve the Corporation of its obligations hereunder, except to the extent the Corporation is actually damaged as a result thereof.
With respect to a Proceeding of which the Corporation is so notified:
(a)     the Corporation will be entitled to participate therein at its own expense; and
(b)     except as otherwise provided below in this Section 5, the Corporation will be entitled to assume the defense thereof, with legal counsel reasonably acceptable to the Indemnitee.
After notice from the Corporation to the Indemnitee of its election to so assume such defense, the Corporation shall not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than reasonable costs of investigation or as otherwise provided below in this Section 5 or in Section 6(c) or Section 7.4. The Indemnitee shall have the right to employ his or her own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation in writing, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.
6.     Determination of Right to Indemnification.
(a)     To receive indemnification under this Agreement, including for the payment of expenses under Section 3 hereof, the Indemnitee shall submit a written request to the Corporation’s Secretary. Such request shall include the documentation or information that is reasonably available to the Indemnitee and is reasonably necessary for the Corporation to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.
(b)     Upon receipt by the Corporation of a written request by the Indemnitee for indemnification pursuant to Section 1.1, the entitlement of the Indemnitee to indemnification pursuant to such Section shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board by a majority vote of Disinterested Directors (as defined below), whether or not such majority constitutes a quorum; (ii) a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not such majority constitutes a quorum; (iii) if (A) there are no Disinterested Directors, or (B) the Disinterested Directors so direct, Independent Counsel (as defined below) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (iv) in the event that a Change in Control (as defined below) has occurred, Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. For any determination that is to be made by Independent Counsel pursuant to clause (iii) of the immediately preceding sentence, such Independent Counsel shall be selected by the Board and identified in a written notice to the Indemnitee, provided that the Indemnitee may, within 10 calendar days after the date of such written notice, deliver to the Corporation a written objection to such selection, which objection may only be asserted on the grounds that the Independent Counsel fails to meet the requirements of “Independent Counsel” as defined below. For any determination that is to be made by Independent Counsel pursuant to clause (iv) of the first sentence of this paragraph, Independent Counsel shall be selected by the Indemnitee. Upon (i) any failure of the Board or, in the case of a Change in Control, the Indemnitee, to select Independent Counsel or (ii) any disagreement between the parties with respect to the appointment of Independent Counsel, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination that is to be made pursuant to the first sentence of this Section 6(b) shall be made, if reasonably possible, not later than 60 calendar days after receipt by the Corporation from the Indemnitee of a written request for indemnification or, if such timing is not reasonably practicable, as soon as reasonably practicable after such date.

(c)     If it is determined in accordance with Section 6(b) that indemnification shall be made under Section 1.1, such indemnification shall be paid in full by the Corporation not later than 15 calendar days after the date of determination. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination. Notwithstanding Section 3, any reasonable expenses incurred by the Indemnitee in cooperating with the person making such determination shall be advanced by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation shall be liable to indemnify and hold the Indemnitee harmless therefrom. All expenses of the person making such determination shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification).
(d)     If (i) a claim for indemnification pursuant to Section 1.1 of this Agreement is not paid in full by the Corporation within 75 calendar days after the written claim (together with any required reimbursement undertaking) has been received by the Corporation, (ii) a claim for indemnification pursuant to any other Section of this Agreement (including, for the avoidance of doubt, Sections 1.2, 6(c) and 7.4 of this Agreement) is not paid in full by the Corporation within 20 calendar days after written request therefor has been received by the Corporation or (iii) a claim for an advancement of expenses hereunder (including, for the avoidance of doubt, pursuant to Sections 3 and 6.6(c), and with respect to any Action, as provided for in this Section 6.6(d), of this Agreement) is not paid in full by the Corporation within 20 calendar days after written request therefor has been received by the Corporation (together, in the case of this clause (iii), with any required written reimbursement undertaking), the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that such indemnification or advancement of expenses is not lawful or is not permitted by the provisions of Section 2 of this Agreement. Further, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final determination that such indemnification or advancement of expenses is not lawful or is not permitted by the provisions of Section 2 of this Agreement. Neither the failure of the Corporation (including its Board or Independent Counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board or Independent Counsel) that indemnification is not lawful or is not permitted hereunder, shall create a presumption, be considered a final determination for purposes of Section 2(a) above or otherwise be considered as an indication, that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking (in either case, an “Action”), the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise, shall be on the Corporation. The Corporation and Indemnitee agree that the Indemnitee shall be entitled to be paid, and that the Corporation shall hold harmless and indemnify the Indemnitee for, all costs, charges and expenses (including any fees and disbursements of attorneys, accountants and other experts) reasonably incurred by Indemnitee in connection with any Action unless a court of competent jurisdiction over such Action makes a final determination that the material claims and/or defenses of the Indemnitee as a party to such Action were frivolous or were not made in good faith. The Corporation and Indemnitee agree that any Action shall be brought only in the Court of Chancery of the State of Delaware, which shall be the sole jurisdiction and venue therefor; and each of the parties hereby waives any objection thereto. A decision of such court will constitute a final determination for purposes of this Agreement when such decision has become final and is no longer subject to appeal.
(e)     For purposes of this Agreement, a “Change of Control” will be deemed to have occurred if the individuals who, as of March 15, 2017, constitute the Board (such individuals, the “Incumbent Board”) cease for any reason to constitute a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board.
(f)     For purposes of this Agreement, “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
(g)     For purposes of this Agreement, “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Corporation, its Subsidiaries or the Indemnitee in any matter material to any such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an Action to determine the Indemnitee’s right to indemnification under this Agreement.
7.     Miscellaneous Provisions.
7.1     Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives, executors, administrators or assigns of the Indemnitee.
7.2     Savings Clause; Prior Indemnity Agreements. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, this Agreement shall be deemed to be modified to the least extent possible to make it valid and enforceable and the Corporation shall nevertheless indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law. This Agreement shall supersede and replace any prior indemnity agreements entered into by and between the Corporation and/or any of its Subsidiaries and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

7.3     Rights Not Exclusive; Discharge of Indemnitee; Continuation of Right of Indemnification. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's rights to indemnification under any provision of the Certificate of Incorporation or By-Laws (or equivalent governing documents) of the Corporation or any Subsidiary, Plan or Other Enterprise, or any agreement, vote of stockholders or of Disinterested Directors, applicable law or otherwise. However, this Agreement shall not be deemed an employment contract between the Corporation and any Indemnitee who is an officer of the Corporation, and, if the Indemnitee is an officer of the Corporation, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Corporation. This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after the Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Recital A of this Agreement or (ii) the final termination or resolution of all proceedings with respect to the Indemnitee commenced during such 10 year period.
7.4     Obligations of Indemnitee to Cooperate. The Indemnitee shall cooperate with the Corporation with respect to any Proceeding that is the subject of a claim for indemnification hereunder as the Corporation may reasonably require and with any person or entity making a determination of the Indemnitee's entitlement to indemnification pursuant to Section 6 hereof. The Indemnitee shall, upon reasonable advance request, provide to the Corporation or the person or entity responsible for making such Section 6 determination any documentation or information reasonably available to the Indemnitee and necessary to (i) the Corporation with respect to any Proceeding or claim by the Indemnitee for indemnification or (ii) the person or entity responsible for making such Section 6 determination with respect to such determination, as the case may be. Any costs, charges or expenses (including fees and disbursements of attorneys, accountants and other experts) reasonably incurred by the Indemnitee in so cooperating with the Corporation or with the person or entity making such determination or in cooperating with the Corporation under Section 4 hereof shall be borne by the Corporation (irrespective of the determination as to the Indemnitee's entitlement to indemnification under this Agreement) and the Corporation hereby agrees to indemnify and hold harmless the Indemnitee therefrom.
7.5     Contributions. In order to provide for just and equitable contribution in circumstances in which the Indemnitee is entitled to indemnification under this Agreement, and the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, the parties agree that, in such event, the Corporation shall, in lieu of indemnifying the Indemnitee, contribute to payment of the Indemnitee's damages, losses, liabilities, costs, charges, expenses (including fees and disbursements of attorneys, accountants and other experts), judgments, penalties, fines, excise taxes (including excise taxes arising under ERISA), costs of attachment or similar bonds, amounts paid or to be paid in settlement and such other amounts that are reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or satisfaction of any threatened, pending or completed action, suit, claim, investigation, inquiry, arbitration, alternative dispute mechanism or proceeding (whether civil, criminal, administrative or investigative and whether before a court or arbitrator or before or involving a governmental, administrative or private entity), including without limitation an action by or in the right of the Corporation, and appeals therefrom, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to Indemnity Agreements or otherwise. The Corporation and the Indemnitee agree that, except for such amounts incurred by an Indemnitee attributable to conduct on the part of the Indemnitee described in Section 2(b), it would not be just and equitable for the Indemnitee to contribute to the payment of such amounts arising out of any Proceeding in an amount greater than: (i) in a case where the Indemnitee is a director of the Corporation, but not an officer of the Corporation, an amount equal to five (5) times the amount of fees paid to the Indemnitee for serving as a director during the 12 months preceding the commencement of such Proceeding; or (ii) in a case where the Indemnitee is a director and an officer of the Corporation, the amount set forth in clause (i) plus 25% of the aggregate cash compensation paid to the Indemnitee for service in such office(s) during said 12 months; or (iii) in all other cases, 25% of the aggregate cash compensation paid to the Indemnitee by the Corporation or its applicable Subsidiary during said 12 months. The Corporation shall contribute to the payment of the foregoing amounts to the extent not payable by the Indemnitee pursuant to the contribution provisions set forth in the preceding sentence.
7.6     Subsequent Amendment. No amendment, termination or repeal of Article VI of the Corporation's Restated By-Laws (as amended), Article EIGHTH of the Corporation's Restated Certificate of Incorporation (as amended), or any successor Articles thereto, or of any relevant provision of the Delaware General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of the Indemnitee to indemnification or the obligations of the Corporation arising under this Agreement whether the alleged actions or conduct of the Indemnitee giving rise to the necessity of such indemnification arose before or after any such amendment, termination or repeal.
7.7     Governing Law. This Agreement shall be governed by and construed in accordance with Delaware Law.
7.8     Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.
7.9     Identical Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one instrument.
7.10     Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

TIFFANY & CO.

By: _____________________
Leigh M. Harlan
Senior Vice President, Secretary and General Counsel

INDEMNITEE

_____________________

SCHEDULE A

Other Enterprises